                                   EXHIBIT 4.3

                          FIRST MCMINNVILLE CORPORATION
                             1997 STOCK OPTION PLAN


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                          FIRST MCMINNVILLE CORPORATION
                             1997 STOCK OPTION PLAN

                             McMinnville, Tennessee

Approved by the Board of Directors:                           February 11, 1997

Approved by the Shareholders:                                 April 8, 1997

                          FIRST MCMINNVILLE CORPORATION
                             1997 STOCK OPTION PLAN

1.       Purpose..................................................................1

2.       General Terms and Definitions............................................1

3.       General..................................................................3

4.       Reservation of Shares of Company Stock...................................4

5.       Eligibility..............................................................4

6.       Director Award...........................................................4

7.       Stock Options............................................................5

8.       Method of Exercise of Options............................................6

9.       Nontransferability of Awards and Options.................................7

10.      Effective Date of the Plan...............................................7

11.      Termination, Modification, Change........................................7

12.      Change in Capital Structure..............................................8

13.      Administration of the Plan...............................................8

14.      Disputes; Mandatory Binding Arbitration..................................9

15.      Notice...................................................................9

16.      Interpretation..........................................................10


CERTIFICATE OF ADOPTION BY BOARD OF DIRECTORS....................................10
CERTIFICATE OF ADOPTION BY THE SHAREHOLDERS......................................10

                          FIRST MCMINNVILLE CORPORATION
                             1997 STOCK OPTION PLAN

     1. Purpose. The purpose of this First McMinnville Corporation 1997 Stock Option Plan (the "Plan") is enhance Shareholder value. The Plan is intended to further the long term stability and financial success of First McMinnville Corporation (the "Company") by attracting and retaining key personnel, including employees and non-employees, of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees and other persons, such as non-employee Directors, of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that awards granted to such persons under this Plan will strengthen their desire to remain with the Company and will further the identification of those persons' interests with those of the Company's Shareholders.

     2. General Terms and Definitions. As used in the Plan, the following terms and definitions shall apply:

          a. "Affiliate" means "affiliate" as defined pursuant to the Exchange Act.

          b. "Award" means the grant of an Option under the Plan.

          c. "Board" means the board of directors of the Company.

          d. "Change of Control" means:

          i. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; but, provided however, there shall be excluded for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

          ii. Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's Shareholders was approved by a vote of at least a majority of the directors then comprising the then Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided however, for this purpose, there shall be excluded any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, and/or in any securities law in effect in any jurisdiction in which the business conducted or the property owned by the Company is material); or

          iii. Any event, occurrence, or circumstance (individually or in the aggregate) that would be deemed to be a "change in control" within the meaning of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. ss.ss.1841 et seq. (the "Bank Holding Company Act") or the Change in Bank Control Act of 1978, as amended, 12 U.S.C. ss.1817(j); or

          iv. Approval by the Shareholders of the Company of a reorganization, merger or consolidation, or any comparable transaction (any of these being referred to herein as a "Reorganization"), in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such Reorganization do not, following such Reorganization beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, or a complete liquidation or dissolution of the Company or of any sale or other disposition of all or a material portion of the assets of the Company (which, as to such sale of less than all of the assets, is not in the ordinary course of the Company's principal business).

     e. "Code" means the Internal Revenue Code of 1986, as amended.

     f. "Company" means First McMinnville Corporation, a Tennessee business corporation that is registered as a bank holding company under the Bank Holding Company Act.

     g. "Company Stock" or "Common Stock" means the common voting stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

     h. "Date of Grant" means the date on which an Award is granted by the Board.

     i. "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code ss.22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

     j. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     k. "Fair Market Value" means, if the Common Stock is not publicly traded, the value of a share of Common Stock determined in good faith by the Board in accordance with any one or more processes, procedures or methods that the said Board determines in good faith to use. If Company Stock is publicly traded, the term means, on any given date, the average of the high and low price (or the bid and asked price) on such date, or if shares were not traded on that date, the last date on which shares were traded, as reported in the Wall Street Journal for the stock exchange on which the shares are traded. For the purposes of this provision, it is assumed that the shares were publicly traded as of the most recent business day of the Company next preceding the date upon which value is to be established. For the purposes of this provision, it is further assumed that the term "stock exchange" is broadly construed to include, by way of example, not only the New York Stock Exchange and the American Stock Exchange but also the over-the-counter market of the National Association of Securities Dealers, Inc.

     l. "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code ss.422.

     m. "Nonstatutory Stock Option" means an Option, which does not meet the requirements of Code ss.422, or even if meeting the requirements of Code ss.422, is not intended to be an Incentive Stock Option and is so designated.

     n. "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

     o. "Parent" means, with respect to any corporation, a "parent corporation" of that corporation within the meaning of Code ss.424(e).

     p. "Participant" means any eligible employee, director, advisor, consultant, institutional lender or investor of the Company or any Parent or Subsidiary who receives an Award under the Plan.

     q. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     r. "Stock Option Committee" or "Committee" means the committee appointed by the Board as described under Section 13.

     s. "Subsidiary" means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of Code ss.424(f).

     t. "Ten Percent (10%) Shareholder" means a person who owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code ss.424(d).

     3. General. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. Reservation of Shares of Company Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of Fifty-Seven Thousand Five Hundred (57,500) shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Award under the Plan.

     5. Eligibility.

     a. Any employee of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Incentive Stock Options under the Plan. Directors of the Company are eligible to participate in the Plan; provided, however, that Directors who are employees may not both serve on the Committee and participate in the Plan if such combined service and participation would prevent such person from being "disinterested" within the meaning of Rule 16b-3 of the Exchange Act (to the extent that the Exchange Act is applicable to the Company). The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Award.

     b. Any employee of the Company (or Parent or Subsidiary of the Company), or any director, advisor, consultant, institutional lender or investor of the Company or any Parent or Subsidiary, whether or not an employee of the Company or any Parent or Subsidiary, who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Nonstatutory Stock Options under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select participants to receive Awards and to determine for each Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Award.

     c. The grant of an Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter. In no event shall the Company be liable to any person for any tax or other liability resulting from any grant or denial of any option under this Plan.

     d. A person shall not be deemed to be "not disinterested" solely because of participating in the Plan so long as such person is "disinterested" within the meaning of Rule 16b-3 of the Exchange Act.

     6. Director Award. Pursuant to this Plan, each Director serving (or nominated to serve) at the time of the Shareholder approval of the Plan shall receive an Award of Fifteen Hundred (1,500) Shares. These options shall vest as follows: Five Hundred (500) shares shall vest immediately upon grant; Five Hundred (500) shares shall vest on the first anniversary of the initial grant; and Five Hundred (500) shares shall vest on the second anniversary of the initial grant.

     Future Directors would receive Awards only as granted by the Board of Directors.

     7. Stock Options.

     a. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This, notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

     b. The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of such shares on the Date of Grant. If the Participant is a ten percent (10%) Shareholder and the Option is an Incentive Stock Option, the exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value of such shares on the Date of Grant. The exercise price of Company Stock covered by a Nonstatutory Option shall be set by the Board of Directors on the Date of Grant.

     c. Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

     i.   No Incentive Stock Option may be exercised after the first to occur of
          (x) ten years (or, in the case of an Incentive Stock Option granted to a ten percent (10%) Shareholder, five years) from the Date of Grant,
          (y) three months from the employee's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year from the employee's termination of employment on account of Disability or death.

     ii. Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the employee is employed by the Company or a parent or Subsidiary of the Company at the time of the exercise (or was so employed not more than three months before the time of the exercise) and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If an employee's employment is terminated other than by reason of his Disability or death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the employee's termination of employment. If an employee's employment is terminated by reason of his Disability at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the employee's termination of employment. If an employee's employment is terminated by reason of his death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the employee's death by the person to whom the employee's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

     iii. An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     d. The Committee may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

     8. Method of Exercise of Options.

     a. Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of an Option so permit, the Participant (i) may deliver, or cause to be withheld from the Option Shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (ii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

     b. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any applicable withholding taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no Shareholder rights with respect to the shares.

     c. As an alternative to making a cash payment to the company to satisfy his tax withholding obligations, if the Option agreement so provides, the Participant may, subject to the provisions set forth below, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy applicable Federal, state and local tax liabilities required to be withheld by the Company from the Participant arising in the year of its exercise upon the exercise of a Nonstatutory Stock Option. The Committee shall have sole discretion to approve or disapprove any such election.

     9. Nontransferability of Awards and Options. Incentive Stock Options by their terms, shall not be transferable or assignable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative. Nonstatutory Stock Options by their terms, shall not be transferable or assignable by the Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, 29 U.S.C. ss.ss. 1144, et seq., as amended, or the rules thereunder, and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

     10. Effective Date of the Plan. This Plan shall be effective on the latter of April 8, 1997 or the date on which it is actually approved by the Company's Shareholders. The Plan shall be submitted to the Shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's Shareholders, and (ii) the requirements of any applicable state securities laws have been met, no Option shall be exercisable.

     In no event shall any option be exercisable, or shall the Company be deemed required to issue any shares as a result of any purported exercise, unless the Company shall have received, if it elects within a reasonable time not to exceed sixty (60) days to receive, from counsel of its choice any opinion on the legality of the issuance of the shares subject to the exercise of an Award. This includes, specifically, compliance with the Securities Act and any applicable state laws (such as State "Blue Sky" laws).

     11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 7, 2007. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that in the event the Company registers its stock under ss.12 of the Exchange Act, and thereby becomes a "Public Company", no change shall be made that would result in the Plan no longer being in compliance with Rule 16b-3, as promulgated under the Exchange Act, as such rule may be amended from time to time, or with any successor of the rule or other comparable regulatory requirement. The Company will use its best efforts to maintain the Plan and to assure that options are granted and exercised under the Plan in accordance with Rule 16b-3, including, without limitation, the seeking of any appropriate modifications or amendments to the Plan and all requisite approvals and consents of the same. No changes to the Plan shall be made which increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the Shareholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Award previously granted to him.

     12. Change in Capital Structure.

     a. In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to Shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     b. If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate.

     c. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     13. Administration of the Plan. The Plan shall be administered by the Committee consisting of not less than two directors of the Company, who shall be appointed by the Board. In the event the Company becomes a Public Company, then the Committee shall be so constituted as to permit the plan to comply with Rule 16b-3 as defined in Section 11 above. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     a. The Committee shall have the power and complete discretion to determine
(i) which eligible participants shall receive an Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the fair market value of Company Stock, (v) the time or times when an Award shall be granted,
(vi) whether an Award shall become vested over a period of time and when it shall be fully vested, (vii) when options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted,
(xi) whether to approve a Participant's election (x) to deliver shares of already owned Company Stock to satisfy tax liabilities arising upon the exercise of a Nonstatutory Stock Option or (y) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option that number of shares necessary to satisfy tax liabilities arising from such exercise, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall also have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him.

     b. Administrative discretion regarding the selection of any director of the Corporation to whom options may be granted pursuant to this Plan, or the determination of the number of shares of common stock which may be allocated under such options, will be exercised by a Committee of two or more directors having full authority to act in the matter, all of whom must be, if the Corporation is a Public Company, Disinterested (as that term is defined in Rule 16b-3). Administrative discretion regarding the selection of any officer of the Corporation (who is not a director) to whom options may be granted pursuant to this Plan once the Corporation becomes a Public Company, or the determination of the number of shares of common stock which may be allocated under such options, will be exercised by (a) the Board of Directors, if each of its members is Disinterested, or (b) a committee of two or more directors, all of whom are Disinterested.

     c. The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     d. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     14. Disputes; Mandatory Binding Arbitration. Any disputes in respect of the Plan, or in respect of any grant or failure to grant options, or otherwise in connection with the Plan and/or any Option (each and every such instance being referred to herein as a "Dispute"), shall be, at the demand of any party to such Dispute, subject to mandatory binding arbitration in accordance with the terms of this Section 14. Each Dispute shall be arbitrated pursuant to the terms of the Federal Arbitration Act, 9 U.S.C. ss.ss.101, et seq., as amended, before an arbitrator selected by the American Arbitration Association (or other group, academy, or entity selected by the Company from time to time, in each case referred to herein as the "AAA") pursuant to the Commercial Arbitration Rules (or comparable rules) of the AAA. The Arbitrator shall be entitled to award (a) actual, but not punitive, damages, (b) attorneys fees, (c) out-of-pocket expenses and costs, (d) other monetary relief deemed appropriate by the arbitrator, and (e) such other relief as the arbitrator shall deem appropriate. This provision shall not prevent any party from seeking injunctive or other extraordinary relief from a court of competent jurisdiction located in Warren County, Tennessee, but such application shall not be permitted by the court to avoid or to defeat the agreement of the parties to resolve their disputes by arbitration. Any court shall be entitled to enter judgment on the award of the arbitrator.

     15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     16. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of February 11, 1997, to be effective on the later of April 8, 1997 or the date upon which the Shareholders of the Company actually approve the Plan.

                              FIRST MCMINNVILLE CORPORATION

                              By:
                                  ----------------------------------------

                              Title:
                                     -------------------------------------


                  CERTIFICATE OF ADOPTION BY BOARD OF DIRECTORS

     The Undersigned Secretary or other authorized officer of First McMinnville Corporation hereby certifies that the First McMinnville 1997 Stock Option Plan was first adopted by the Board of Directors on February 11, 1997.

                              FIRST MCMINNVILLE CORPORATION

                              By:
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                   CERTIFICATE OF ADOPTION BY THE SHAREHOLDERS

     The Undersigned Secretary or other authorized officer of First McMinnville Corporation hereby certifies that the First McMinnville 1997 Stock Option Plan was first adopted by the Shareholders on April 8, 1997.

                              FIRST MCMINNVILLE CORPORATION

                              By:
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                              Title:
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